Exhibit 3.26

AMERICAN RENAL TEXAS II, L.P.

AGREEMENT OF LIMITED PARTNERSHIP

THIS AGREEMENT OF LIMITED PARTNERSHIP is entered into as of October 2005, by Texas-ARA LLC, a Delaware limited liability company, as the General Partner (the General Partner), and American Renal Associates Inc., a Delaware corporation, as the Limited Partner (the Limited Partner); the General Partner and the Limited Partner being herein referred to collectively as the Partners).

Whereas, the General Partner and the Limited Partner desire to form a limited partnership pursuant to this Agreement and the Revised Limited partnership act of the State of Texas (Texas Revised Civil Statutes, Article 6132a-1) (the Partnership Act);

Now, therefore, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

1. The name of the Partnership (the Partnership) is American Renal Texas II, L.P.

2. The Partnership shall carry on the business of developing, owning and operating renal care facilities to be located in the State of Texas, and such other business activities as may be necessary or appropriate in connection with the foregoing.

3. The General Partner shall cause a certificate of limited partnership meeting the requirements of the Partnership Act, and any amendments thereto which are required under the Partnership Act, to be filed when and as required.

4. The address of the Partnership at which shall be keep the records and Partnership documents of the Partnership shall be c/o American Renal Associates Inc., 5 Cherry Hill Drive, Danvers, Massachusetts 01923. The agent for service of process for the Partnership shall be CT Corporation System, 1021 Main Street, Suite 1150, Houston, Texas 77002.

5. The name and business address of each Partner, and the initial capital contribution of each of the Partners is as set forth on Schedule A annexed hereto.

6. Profits, losses, credits and items thereof of the Partnership shall be allocated, and cash shall be distributed, in accordance with the following percentages of interest of the Partners:

General Partner	0.5%
Limited Partners	99.5%

7. Additional capital contributions shall be required to be made by the Partners.

8. No Limited Partner shall be bound by or individually liable for the expenses, liabilities or obligations of the Partnership or any losses thereof beyond the amount of such Limited Partner’s Capital Contribution.

9. No partnership interest in the Partnership may be transferred or assigned except pursuant to a merger or reorganization of a Partner or as otherwise approved in advance by the General Partner.

10. No Partner shall have a right to withdraw from the Partnership during its existence, except with the consent of the General Partner and upon terms agreed to at the time of withdrawal.

l 1. No Partner has the right to a return of capital from, or a right to and distributions by, the Partnership except to the extent the General Partner determines to make distributions in accordance with Section 5 hereof.

12. The Partnership shall be dissolved and its affairs wound up upon the first to occur of the following events: the unanimous consent of the Partners to such dissolution, or the sale or exchange of all or substantially all of the Partnership’s properties and assets; or any circumstances or event otherwise causing the dissolution of the Partnership under the Partnership Act.

13. The General Partner shall have and may exercise all rights and powers granted by the Partnership Act as from time to time in effect.

14. The General Partner shall manage and control all activities of the Partnership and make all decisions regarding the investments, business, assets and affairs of the Partnership. The General Partner shall have the exclusive power to delegate such authority, as it deems necessary or advisable. No Limited Partner shall take any part in or interfere in any mannei with the management, conduct or control of the investments, business, assets and affairs of the Partnership or have any right or authority to act for or by the Partnership. It is understood and agreed that any document executed or other action taken by the General Partner or officer of the General Partner, while acting on behalf and in the name of the Partnership, shall be deemed to be the action of the Partnership.

15. The General Partner may appoint, and may remove, one or more officers of the Partnership from time to time, and may assign to any such officer such duties and powers as the General partner may deem appropriate.

16. The General Partner shall be entitled to such fees and reimbursements as may be determined by agreement of the Partners.

17. The General Partner shall have the right to propose the transfer of some or all of its partnership interests to a new or additional General Partner, subject to the prior unanimous written consent of all of the Partners.

18. Each of the Partners hereby constitutes and appoints the General Partner irrevocably as such Partner’s true and lawful attorney to execute, swear to and file all such certificates, instruments and other documents with the Texas Secretary of State and with other governmental authorities as the General Partner deems necessary or appropriate in accordance with applicable law.

19. No person dealing with the Partnership, or its assets, shall be required to investigate the authority of the General Partner, acting singly, purporting to act on behalf of the Partnership in selling, assigning or conveying any Partnership assets, or otherwise entering into any agreements or consummating any transactions for the Partnership; nor shall any such person be required to inquire as to whether the approval of the partners for any such sale, assignment, transfer, agreement or transaction has first been obtained. Any such person shall be conclusively protected in relying upon a certificate of authority of, or in accepting any instrument signed by the General Partner in the name and on behalf of, the Partnership.

20. The Partnership shall, to the extent provided below, indemnify each person who is, was or is threatened to be made a named defendant or respondent in a proceeding because such person is or was a General Partner, or an officer or employee of the Partnership. The indemnification required by this Section 17 shall be provided so long as the person seeking indemnification (a) acted in good faith, (b) reasonably believed (i) in the case of conduct such person’s official capacity as General Partner, officer or employee, that such person’s conduct was in the best interests of the Partnership and (ii) in all other cases that such person’s conduct was at least not opposed to the Partnership’s best interests, and (c) in the case of a criminal proceeding, had no reasonable cause to believe that the conduct giving rise to the claim for which indemnification is sought was unlawful.

21, It is contemplated that the Partnership may enter into contracts with one or more Partners, affiliates of Partners or entities in which any Partner may own an interest, for the performance of services or furnishing of facilities, goods or services necessary or appropriate for the conduct of the business of the Partnership.

22. The General Partner shall have the authority to employ such agents, employees, managers, accountants, attorneys, consultants and other persons necessary or appropriate to carry out the business and affairs of the Partnership, including itself and its affiliates and whether or not any such persons so employed are Partners or affiliates of Partners, and to pay such fees, expenses, salaries, wages and other compensation such persons as it shall, in its sole discretion, determine.

23. This Agreement may be amended with the unanimous consent of the Partners. This Agreement may be executed in multiple and separate counterparts, each of which shall be an original but all of which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to the conflict of law provisions thereof.

In Witness Whereof, the Partners have executed this Agreement with effect as of the date first set forth above.

General Partner:

Texas-ARA LLC

By American Renal Associates Inc., its Sole Member

By:	/s/ Christopher T. Ford
Christopher T. Ford, President

Limited Partner:

American Renal Associates Inc.

By:	/s/ Christopher T. Ford
Christopher T. Ford, President

Schedule A

MEMBERS AND INTERESTS

Partners and Addresses	Initial Capital Contribution	Partnership Interest

General Partner:	$5.00	0.5%
Texas-ARA LLC
5 Cherry Hill Drive
Danvers, MA 01923

Limited Partners:	$995.00	99.5%
American Renal Associates Inc.
5 Cherry Hill Drive
Danvers, MA 01923